Exhibit 5
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
                                            BASS, BERRY & SIMS PLC
                                 A PROFESSIONAL LIMITED LIABILITY COMPANY
                                              ATTORNEYS AT LAW
       KNOXVILLE OFFICE                                                           DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                Reply To:                          AMSOUTH CENTER
       KNOXVILLE, TN 37902                    AMSOUTH CENTER              315 DEADERICK STREET, SUITE 2700
          (865) 521-6200             315 DEADERICK STREET, SUITE 2700        NASHVILLE, TN 37238-3001
                                          NASHVILLE, TN 37238-3001               (615) 742-6200
        MEMPHIS OFFICE                        (615) 742-6200
 THE TOWER AT PEABODY PLACE                                                       MUSIC ROW OFFICE:
 100 PEABODY PLACE, SUITE 950               www.bassberry.com                   29 MUSIC SQUARE EAST
    MEMPHIS, TN 38103-2625                                                   NASHVILLE, TN 37203-4322
       (901) 543-5900                                                             (615) 255-6161
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                                  June 23, 2005


American Retirement Corporation
111 Westwood Place, Suite 200
Brentwood, Tennessee 37027

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the American Retirement Corporation Associate Stock Purchase Plan, as amended (the "Plan"), to be filed by you with the Securities and Exchange Commission, covering 500,000 additional shares (the "Shares") of common stock, par value $.01 per share, issuable pursuant to the Plan.

     In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/  Bass, Berry & Sims PLC